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                                                                    EXHIBIT 10.5




                          OPERATING SERVICES AGREEMENT
                          ----------------------------

          OPERATING SERVICES AGREEMENT dated the __th day of June, 1996 between Poppe Tyson, Inc. ("Poppe"), a Delaware corporation, with its principal executive offices at 40 West 23rd Street, New York, NY 10010-5201 and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"), a Delaware corporation, with its principal executive offices at 40 West 23rd Street, New York, NY 10010-5201.

          IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE 1

                           OBLIGATIONS OF THE PARTIES

          1.1  Services. Subject to the terms and conditions set forth herein,
               --------
          (a) BJK&E, in consideration of the Contract Price (as defined in Section 2.1) agrees to perform or cause to be performed the services described in Schedule A hereto (the "Services") in accordance with such Schedule A and the other terms hereof, and

          (b) Poppe agrees to pay for the Services as set forth in Section 2.1.

          1.2  Employees. All personnel assigned by BJK&E to perform Services
               ---------
shall be employees or independent contractors of BJK&E (or subsidiaries of BJK&E other than
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Poppe) and BJK&E (or any such BJK&E subsidiary) shall be responsible for the payment of all fees, salaries and expenses, all federal, state and local payroll and withholding taxes relating to such employees and shall comply with all federal, state and local employer-employee related laws. BJK&E shall be considered, for all purposes, an independent contractor, and it shall not, directly or indirectly, act as an agent, servant or employee of Poppe.

          1.3  Benefit Plans.  BJK&E shall permit Poppe and/or its employees, as
               -------------
applicable, to participate in BJK&E's employee benefit plans, including plans which provide either pension or welfare benefits (other than the Stock Bonus
Plan), and to receive health, life insurance and other insurance coverage thereunder, so long as, and to the extent permitted by each such plan or policy. To the extent that Poppe participates in a BJK&E plan, Poppe hereby agrees that BJK&E or BJK&E's designee(s) shall be the plan administrator, which shall be the sole party responsible for interpretation and administration of the plan, including claim review and related litigation. Notwithstanding anything to the contrary contained herein, to the extent that a Poppe employee or a former Poppe employee, or a member of the employee's or former employee's family, brings a claim against BJK&E, its directors, officers or employees relating to such person's participation in the plan which results in a liability to one or more of such parties, which

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is paid by such party and which is not recovered from the insurance issued under these plans (or, in the case of an uninsured arrangement, is in excess of the normal amount payable with respect thereto without a showing of wrongdoing on the part of BJK&E or the plan administrator), Poppe shall reimburse and hold harmless such party for the full amount paid, unless such liability is a result of such party's gross negligence.

          1.4  Modifications to Services.  Either party may request a
               -------------------------
modification of the scope of the Services hereunder. Any such request shall be submitted in writing to the other party. If the Services will materially increase or decrease as a result of such modification, the parties shall negotiate in good faith with respect to the requested modification taking into account any additional costs or savings which may arise as a result of the requested modification and the impact of such modification on the Contract Price (as hereinafter defined).

          1.5  Additions to Services.  Poppe may from time to time request that
               ---------------------
BJK&E perform additional services for it not otherwise set forth in Schedule A. BJK&E agrees that it will consider such request by Poppe and if it is capable of performing such additional services negotiate in good faith a reasonable fee for the additional services requested.

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                                   ARTICLE 2

                               TERMS OF PAYMENT

          2.1  Contract Price. In consideration for performance of the Services,
               --------------
Poppe shall pay to BJK&E the amount set forth in Schedule B hereto (the "Contract Price") pursuant to Section 2.2 hereof. Subject to Sections 2.3 and 3.1, the Contract Price includes all amounts to be paid by Poppe under this Agreement for the performance of the Services. The payment for the Services during any renewal term of this Agreement shall be at the Contract Price set forth in Schedule B.

          2.2  Payment of Contract Price.  As part of the annual budget process,
               -------------------------
Poppe shall submit to BJK&E its budget for each fiscal year commencing April 1st of each year, which budget shall contain an estimate of commissions and fees to be received by Poppe during the following fiscal year. An estimated Contract Price (the "Estimated Contract Price") shall be calculated based upon Poppe's estimated commissions and fees. Poppe shall pay to BJK&E one twelfth of the Estimated Contract Price each month on or before the 10th day of each month. At the end of each fiscal year Poppe shall submit to BJK&E a statement showing the actual commissions and fees received for the prior fiscal year and the Contract Price for the prior fiscal year shall be calculated based upon actual commissions and fees received. In the event that the Estimated Contract Price has exceeded

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the Contract Price as finally determined BJK&E shall pay such excess to Poppe within (10) days of such determination. If the Contract Price as finally determined exceeds the Estimated Contract Price, then Poppe shall pay to BJK&E such excess within (10) days of such determination. In the event that this Agreement is terminated during any fiscal year, the Contract Price shall be determined based upon actual commissions and fees received by Poppe to the date of such termination and appropriate adjustments shall be made if the amounts so determined exceed or are less than the Estimated Contract Price and payment shall be made to reflect such adjustments within ten (10) days of such determination.

          2.3  Supplies and Goods; Out of Pocket Expenses. Except as otherwise
               ------------------------------------------
provided for in Schedule A, the Services do not include operating supplies or accessories, or other goods used in performing the Services or third party services, such as legal and auditing and Poppe shall be responsible for direct payment for such goods, supplies and services to the persons from whom obtained (other than legal fees and expenses which shall be paid by BJK&E and reimbursed to BJK&E by Poppe). BJK&E shall be reimbursed for all reasonable out of pocket expenses incurred in performance of the Services upon submission of appropriate supporting documentation and for unusual expenses incurred at the request of Poppe. That portion of out of pocket expense incurred on behalf of Poppe together with BJK&E or

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any of its subsidiaries other than Poppe, such as insurance premiums, shall be allocated to Poppe as BJK&E may reasonably and in good faith determine to be appropriate.

                                   ARTICLE 3

                               TERM OF AGREEMENT

          3.1  Term. This Agreement shall be effective from the date of
               ----
consummation of the initial public offering of the common stock of Poppe for an initial term of one year. Upon the expiration of the initial term, this Agreement shall be automatically renewed for up to four successive one year terms unless earlier terminated in accordance with this Agreement. Poppe shall have the right to terminate this Agreement at the end of the then current term in whole or in such part or parts set forth in the written notice referred to in this sentence below, upon not less than ninety (90) days' written notice to BJK&E prior to the end of such term; provided, however, that Poppe shall not
                                     --------  -------
have the right to terminate this Agreement in part (a "Partial Termination") to the extent that BJK&E in good faith advises Poppe that it is burdensome because of increased costs or otherwise for BJK&E to supply non-terminated Services which are related to the Partial Termination. In the event that BJK&E owns less than 50% of the outstanding shares of common stock of Poppe at the end of any term then, BJK&E shall have the right to terminate this Agreement, in whole only, at the end of the then current term upon not less than ninety (90) days'

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written notice to Poppe prior to the end of such term.  In addition, BJK&E shall have the right to terminate this Agreement in such part or parts set forth in the written notice referred to in this sentence below, but only with respect to services no longer being performed by BJK&E (or a subsidiary of BJK&E other than Poppe) for BJK&E or substantially all of BJK&E's subsidiaries other than Poppe so that continuing to provide such service or services to Poppe is more than merely an incremental burden, at the end of the then current term upon not less than ninety (90) days' written notice to Poppe prior to the end of such term.
In the event of the termination of this Agreement with respect to less than all the Services, the Contract Price shall be determined by the mutual agreement of the parties hereto.

          3.2  Survival of Certain Articles. Notwithstanding the termination of
               ----------------------------
this Agreement pursuant to Section 3.1 or Article 13 hereof, Articles 6, 8 and 10 shall survive any such termination and remain in full force and effect.

                                   ARTICLE 4

                            RISK OF LOSS; INSURANCE

          4.1  Risk. BJK&E shall provide for all proper safeguards and shall
               ----
assume all risks of loss to BJK&E (or subsidiaries of BJK&E) and its employees incurred in performing Services hereunder.

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          4.2  Insurance. BJK&E shall maintain insurance coverage against losses
               ---------
and damages which may result from or arise out of the performance of the Services by BJK&E (or subsidiaries of BJK&E) including worker's compensation, public liability, property damage and automobile liability. BJK&E shall, if requested, produce a certificate of insurance showing that the necessary coverage is currently in force and will endeavor to procure from the insurance carrier an agreement to give Poppe at least ten (10) days' prior written notice before the required insurance can be altered or cancelled.

                                   ARTICLE 5

                            PERFORMANCE OF SERVICES

          5.1  BJK&E Performance. In performing the Services BJK&E shall:
               -----------------

          (a) Perform or cause the Services to be performed in a timely and professional manner by qualified personnel consistent with the past performance of such Services by BJK&E on behalf of Poppe taking into account, however, that Poppe is a public company.

          (b) Comply with all applicable laws, rules or regulations including those governing health and safety of its employees assigned to perform Services and shall have obtained all permits required to comply with such laws and regulations.

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          5.2  Poppe Performance. Subject to the terms of this Agreement, Poppe
               -----------------
shall provide to BJK&E any data or goods in Poppe's possession necessary or required to enable BJK&E to perform the Services and Poppe and its employees shall otherwise cooperate with BJK&E in order to enable BJK&E to perform the Services. Any data or goods so provided shall be and remain the property of Poppe.

                                   ARTICLE 6

                            CONFIDENTIAL INFORMATION

          6.1  Restriction.   During the term of this Agreement and thereafter,
               -----------
BJK&E agrees not to use or disclose any Confidential Information (as hereinafter defined) to anyone other than employees of Poppe or otherwise as required to perform the Services, to prepare BJK&E's consolidated financial statements and, if applicable, consolidated tax returns, or for so long as Poppe is a majority-owned subsidiary of BJK&E, as is consistent with similar information of other majority-owned subsidiaries of BJK&E. For purposes of this Agreement, "Confidential Information" is information contained in any materials delivered to BJK&E pursuant to this Agreement, which relates to Poppe's business affairs or that of any of its customers or affiliates. Confidential Information does not include information which (i) is generally available to the public without breach of this Agreement, (ii) has been lawfully received from another source having the right to

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furnish such information free of restriction or (iii) was known to BJK&E at the time of disclosure free of restriction. To the extent BJK&E is required to disclose any Confidential Information by applicable law or legal process, BJK&E shall notify Poppe of such pending disclosure so that Poppe may seek an appropriate protective order and/or waive BJK&E's compliance with this Section 6.1.

          6.2  Delivery. Upon termination of this Agreement, BJK&E shall deliver
               --------
to Poppe all Confidential Information and other materials belonging to Poppe in BJK&E's possession whether provided pursuant to Section 5.2, developed by BJK&E in the performance of Services or otherwise; provided, however, that BJK&E may
                                             --------  -------
keep copies of such Confidential Information and use the same in any manner consistent with Section 6.1.

                                   ARTICLE 7

                                  WARRANTIES

          BJK&E MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THE EXPRESS WARRANTIES OF BJK&E SET FORTH IN THIS AGREEMENT. NO REPRESENTATIONS OR STATEMENTS NOT EXPRESSLY SET FORTH HEREIN SHALL BE BINDING ON BJK&E AS A WARRANTY OR OTHERWISE. SPECIFICALLY EXCLUDED ARE ALL WARRANTIES OF BJK&E, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                       10
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          BJK&E agrees, at the request and expense of Poppe, to enforce or request enforcement for the benefit of Poppe during the term of this Agreement any and all rights which BJK&E may have, directly or indirectly, against any third party under any warranty agreement, service agreement or indemnification or other agreement for, among other things, any breach of warranty, fraud, infringement of rights of others, misrepresentation or defect in any equipment used in the performance of Services hereunder or for any liability arising out of the performance by such third party of any of the Services hereunder provided the exercise and enforcement of such rights are without any recourse whatsoever against BJK&E and any such breach, fraud, infringement, misrepresentation or performance shall have no effect whatsoever on the rights and obligations of either party with respect to this Agreement.

                                   ARTICLE 8

                            LIMITATION OF LIABILITY

          Without limiting Article 10 hereof, in no event shall BJK&E, its officers, directors, agents, or employees, be liable to Poppe or any third party for damages, ordinary, incidental, special, consequential or exemplary, arising out of, pursuant to or in connection with this Agreement or the performance by BJK&E of the Services hereunder if the Services were performed in accordance with the terms of this Agreement and pursuant to instructions properly received

                                       11
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pursuant thereto, if performed in good faith and without gross negligence or willful misconduct.

                                   ARTICLE 9

                           EXCUSE FOR NON-PERFORMANCE

          BJK&E's obligation to perform Services hereunder shall be excused without liability when prevented by labor controversy resulting in a strike or work stoppage, act of God, governmental action, accident, failure of vendors or suppliers to BJK&E or any other condition beyond its reasonable control. BJK&E agrees to resume performance of Services as soon as practicable following cessation of such condition; provided, that if BJK&E is unable to resume performance within thirty (30) days of the occurrence of the event excusing performance Poppe may obtain the Services from a third party and deduct from the Contract Price the amount of the Contract Price payable for the period during which the Services are performed by a third party.

                                   ARTICLE 10

                      DISCLAIMER OF CONSEQUENTIAL DAMAGES

          Poppe shall not in any action or proceeding, or otherwise, assert any claim for incidental or consequential damages, loss of profits or punitive damages against BJK&E on account of any loss, cost, damage or expense which Poppe may suffer or incur because of any act or omission of BJK&E or its employees in the performance of the Services, and Poppe hereby expressly waives all such claims.

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                                  ARTICLE 11

                                     TAXES

          Poppe shall be responsible for the payment of all sales, use or excise taxes levied or imposed by reason of the Services provided pursuant to this Agreement, except for any tax based on BJK&E's net income or related to BJK&E's employees as provided in Section 1.2 hereof. Poppe shall promptly pay to BJK&E any amount of such tax actually paid or required to be collected or paid by BJK&E.

                                  ARTICLE 12

                                    DEFAULT

          Each party has the right to terminate this Agreement if the other party breaches or is in default of any material obligation hereunder which default is incapable of cure or which, being capable of cure, has not been cured within ninety (90) days after receipt of notice of such default (or such additional cure period as the non-defaulting party may authorize).

                                  ARTICLE 13

                                  TERMINATION

          Either party may immediately terminate this Agreement by written notice to the other and may regard the other party in default of this Agreement, if the other party dissolves, terminates its existence, becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, suffers or permits

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the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, or any law relating to the relief of debtors, reorganization, composition or extension, whether domestic or foreign which proceeding is not dismissed within sixty (60) days of the commencement thereof without the entry of an order for relief. In the event that any of the above events occurs, the affected party shall immediately notify the other party of its occurrence.

                                   ARTICLE 14

                              SECURITY AND RECORDS

          14.1  Security. BJK&E will maintain strict security with respect to
                --------
any facilities granted access to BJK&E by Poppe.

          14.2  Records. BJK&E will maintain an accurate record of Services
                -------
rendered hereunder. BJK&E will keep such records throughout the term of this Agreement, which records shall be available for inspection by Poppe at Poppe's reasonable request. At the termination of this Agreement, all such records shall be given to Poppe. BJK&E may retain copies thereof.

                                       14
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                              ARTICLE 15

                 RESPONSIBILITY OF POPPE DIRECTORS OR OFFICERS

          Nothing contained herein shall be construed to relieve the Directors or Officers of Poppe from the performance of their respective duties or to limit the exercise of their powers in accordance with the Charter or By-laws of Poppe or in accordance with any applicable statute or regulation.

                                   ARTICLE 16

                                    GENERAL

          16.1  Assignment. This Agreement may not be assigned by either party
                ----------
without the prior written consent of the other party.

          16.2  Governing Law. This Agreement shall be governed in all respects
                -------------
by the law of the State of New York applicable to contracts made and to be performed within such State.

          16.3  Amendment. This Agreement, including the Schedules hereto, may
                ---------
be amended only by an instrument in writing executed by the parties hereto.

          16.4  No Third Party Rights. Nothing in this Agreement, whether
                ---------------------
express or implied, shall be construed to give any person other than Poppe or BJK&E (or any subsidiaries of BJK&E providing Services hereunder) any legal or equitable right, remedy or claim under or in respect of this Agreement.

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          16.5  Section Headings. Section and Article headings are for reference
                ----------------
purposes only and shall not affect the interpretation or meaning of this Agreement.

          16.6  Notices. All notices pursuant to this Agreement shall be in
                -------
writing, except as provided herein. Notices in writing shall be sufficient if hand delivered or mailed by registered mail, postage prepaid, or sent by telegram, telecopy, telex or facsimile to the attention of the person listed below at the address of such party set forth below, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section.

                              BJK&E:  Bozell, Jacobs, Kenyon &
                                      Eckhardt, Inc.
                                      40 West 23rd Street
                                      New York, NY 10010-5201
                          Attention:  Valentine J. Zammit,
                                      Chief Financial Officer
                                      Facsimile:(212) 727-1739

                              Poppe:  Poppe Tyson, Inc.
                                      40 West 23rd Street
                                      New York, NY 10010-5201
                          Attention:  Fergus O'Daly, Jr.,
                                      Chief Executive Officer
                                      Facsimile:(212) 727-5662


          16.7  No Waiver of Performance. Failure by either party at any time to
                ------------------------
require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the

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effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

          16.8  Entire Agreement; Conflicting Provisions. This Agreement
                ----------------------------------------
together with the Schedules hereto constitutes the entire agreement between Poppe and BJK&E with respect to the subject matter hereof and no representation or statement not contained in the main body of this Agreement or such Schedules shall be binding upon BJK&E or Poppe as a warranty or otherwise. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

          IN WITNESS WHEREOF, the parties hereto have respectively caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


BOZELL, JACOBS, KENYON &      POPPE TYSON, INC.
ECKHARDT, INC.

By:________________________   By:___________________________
Name:  Valentine J. Zammit    Name:  Fergus O'Daly, Jr.
Title: Chief Financial        Title: Chief Executive Officer
        Officer

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                                   Schedule A

                            BJK&E SERVICES FOR POPPE

 .    General Accounting Systems
   .  Budgets
   .  General Ledger/Financial Reporting
   .  Expenses
   .  Fixed Assets Depreciation
   .  Cash Disbursements
   .  Bank Reconciliation
   .  Sales
   .  Production (Estimating/Billing/Paying)
   .  Cash Management/Accounts Receivable/Collection
   .  Client Cost Accounting
   .  Daily Time Recording

 .  Employee Related
   .  Payroll Processing
   .  Payroll Tax Filing
   .  Benefit Administration
   .  Profit Sharing/401K Plans if BJK&E plans
   .  Employee Staff Manual - Handbook - if BJK&E handbook
   .  Affirmative Action Reporting

 .  Service Bureau Coordination/*/
   .  Donovan Data Systems
   .  Network/Print/Spot

 .  Internal Audit Functions

 .  Broadcast Business Coordination - Talent Residuals -
   Contracts

 .  Facilities Management - Property & Equipment
   .  Office Lease Coordination
   .  Capital Asset Budgeting/Equipment Lease Negotiating



 .  Insurance Coordination

- --------------

/*/ In addition to the Contract Price, Poppe shall pay 2 1/2 percent of spot placement and 1 1/2 percent of network placement to the BJK&E media group for placements made on behalf of Poppe.

     Poppe shall reimburse BJK&E at Donovan Data System's Standard Rate Card rates (newspaper .003, magazine .001 and outdoor .002) for all print media placed through Donovan Data System.

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 .  Year End Coordination
   .  Annual Audit
   .  Corporate Tax Filings
   .  Industry Agency Reporting

 .  Quarterly Reporting
   .  Investor Information

 .  Coordination with Transfer Agent and Registrar

 .  Legal Coordination
   .  Employee Related EEOC
   .  Copy Clearance
   .  Contracts
   .  SEC Reporting and Compliance
   .  General Corporate
   .  Litigation
   .  Benefits
   .  Transactions

 .  Corporate Record Keeping Service
   .  Maintenance of corporate records
   .  Maintenance of minute books

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                                   Schedule B

                                 CONTRACT PRICE


            3% of commissions and fees of Poppe and its subsidiaries

                                       20